AGREEMENT


                                 BY AND BETWEEN


                               GOLF VENTURES, INC.


                                       and


                 CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC



                                 WITH RESPECT TO
                                CAPITAL STOCK OF

                               GOLF VENTURES, INC.


                            Dated as of July 2, 1998

                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1.  Defined Terms..................................................1
Section 1.2.  Principles of Construction.....................................9

                                   ARTICLE II

                                TRANSFER OF STOCK


                                   ARTICLE III

                                     CLOSING

Section 3.1.  Closing.......................................................10
Section 3.2.  GVI's Deliveries at the Closing...............................10
Section 3.3.  CSFB's Actions at the Closing.................................11

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF GVI

Section 4.1.  Intentionally Omitted.........................................11
Section 4.2.  Organization of GVI...........................................11
Section 4.3.  Capital Stock.................................................11
Section 4.4.  Subsidiaries..................................................12
Section 4.5.  Authorization.................................................13
Section 4.6.  No Conflicts or Violation.....................................13
Section 4.7.  Financial Statements..........................................13
Section 4.8.  Absence of Certain Changes....................................14
Section 4.9.  Title to Assets...............................................17
Section 4.10.  Real Property................................................17
Section 4.11.  Contracts; Compliance with Contracts.........................19
Section 4.12.  Intentionally Omitted........................................21
Section 4.13.  No Powers of Attorney........................................21
Section 4.14.  Accounts Receivable..........................................21
Section 4.15.  Consents and Approvals.......................................22
Section 4.16.  Litigation...................................................22
Section 4.17.  Compliance with Law; Permits and Licenses....................22
Section 4.18.  Proprietary Rights...........................................22
Section 4.19.  Taxes........................................................23
Section 4.20.  Safety and Other Regulations.................................24
Section 4.21.  Environmental Matters........................................24
Section 4.22.  Labor Matters................................................26
Section 4.23.  Insurance....................................................26
Section 4.24.  Employee Benefits............................................27
Section 4.25.  Interests in Clients, Suppliers, Etc.........................29
Section 4.26.  Guaranties...................................................29
Section 4.27.  Brokers......................................................29

Section 4.28.  Liabilities..................................................29
Section 4.29.  Disclosure...................................................29
Section 4.30.  Restructuring................................................29

                                    ARTICLE V

                             [Intentionally Omitted]


                                   ARTICLE VI

                                CERTAIN COVENANTS

Section 6.1  Payment of Expenses............................................30
Section 6.2.  Further Action................................................30
Section 6.3.  Restructuring.................................................31

                                   ARTICLE VII

                    ACTIONS BY GVI AND CSFB AFTER THE CLOSING

Section 7.1.  Confidentiality...............................................31
Section 7.2.  Reporting Requirements........................................32
Section 7.3.  Access to Information.........................................33
Section 7.4.  Registration Rights...........................................33
Section 7.5.  Conduct of Business...........................................37
Section 7.6.  Board of Directors............................................37
Section 7.7.  Financings....................................................37
Section 7.8.  Equity Transactions...........................................38
Section 7.9.  Certain Actions...............................................38
Section 7.10.  Issuances of Reserved Equity.................................38

                                  ARTICLE VIII

                                 INDEMNIFICATION

Section 8.1.  Survival of Representations and Warranties....................39
10.01  Survival of Representations, Warranties, Covenants and Agreements....39
Section 8.2.  Indemnification...............................................39
Section 8.3.  Notice of Claims..............................................40

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.1.  Specific Performance..........................................40
Section 9.2.  Assignment....................................................40
Section 9.3.  Notices.......................................................41
Section 9.4.  Limited Recourse..............................................42
Section 9.5.  Limitation on Liability.......................................42

Section 9.6.  Choice of Law.................................................43
Section 9.7.  Jurisdiction, Venue, Service of Process.......................43
Section 9.8.  Appointment of Agent for Service of Process...................43
Section 9.9.  Entire Agreement; Amendments and Waivers......................43
Section 9.10.  Counterparts; Headings.......................................44
Section 9.11.  Severability.................................................44

                             SCHEDULES AND EXHIBITS


Schedule 1              -  Holders of Series A Preferred Stock

Schedule 4.3            -  Equity Ownership and Rights in GVI and Subsidiaries

Schedule 4.3(a)         -  Capitalization Chart

Schedule 4.3(d)         -  Reserved Equity

Schedule 4.4            -  Subsidiaries

Schedule 4.7(b)         -  Liabilities

Schedule 4.7(b)(i)      -  Certain Closing Date Liabilities

Schedule 4.7(b)(ii)     -  Unsecured Debt

Schedule 4.8(b)         -  Absence of Certain Changes

Schedule 4.9            -  Assets

Schedule 4.10(a)        -  Real Property

Schedule 4.10(b)        -  Easements

Schedule 4.10(d)        -  Zoning

Schedule 4.10(e)        -  Permits

Schedule 4.10(j)        -  Purchase Options

Schedule 4.10(k)        -  Encroachments

Schedule 4.10(l)        -  No Structural Defects

Schedule 4.11(a)        -  Contracts

Schedule 4.11(c)        -  Compliance with Contracts

Schedule 4.11(d)        -  Fees and Compensation

Schedule 4.14           -  Accounts Receivable

Schedule 4.15           -  Consents and Approvals

Schedule 4.16           -  Litigation

Schedule 4.17(a)        -  Compliance with Law

Schedule 4.17(b)        -  Permits and Licenses

Schedule 4.18(a)        -  Exceptions to Intangible Rights

Schedule 4.18(b)        -  Infringement

Schedule 4.18(c)        -  Ownership of Source Code

Schedule 4.19(c)        -  Tax Returns

Schedule 4.20           -  Safety and Other Regulations

Schedule 4.21           -  Environmental Matters

Schedule 4.22(a)        -  Labor Agreements

Schedule 4.22(b)        -  Labor Laws

Schedule 4.23           -  Insurance

Schedule 4.24           -  Employee Benefits

Schedule 4.30(a)        -  Actions Required for Restructuring


Exhibits:

Exhibit 1.1             -  Shareholder Consent

Exhibit 1.2             -  List of Shareholders and Holdings Required to Effect
                           Shareholder Consent

Exhibit 2               -  Form of Articles of Amendment to the Articles of
                           Incorporation

Exhibit 3.1             -  Consents and Releases

Exhibit 3.2             -  List of Shareholders and Holdings of Shareholders Who
                           Executed and Delivered Consents and Releases

Exhibit 4.7(a)          -  Financial Statements

Exhibit 4.7(c)          -  Business Plans

                  THIS AGREEMENT, dated as of July 2, 1998 (together with all schedules and exhibits hereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Agreement"), is by and between Golf Ventures, Inc., a corporation organized and existing under the laws of Utah ("GVI"), and Credit Suisse First Boston Mortgage Capital LLC, a limited liability company organized and existing under the laws of Delaware (together with its successors and permitted assigns, "CSFB").

                  All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.


                              W I T N E S S E T H :

                  WHEREAS, In consideration of services provided pursuant to the letter agreement regarding Structuring Advisory Fee dated as of July 2, 1998 among Credit Suisse First Boston Mortgage Capital LLC, GVI and the Subsidiaries, and other good and valuable consideration, receipt of which is hereby acknowledged, GVI has agreed to transfer to CSFB 13,433,528 shares of Common Stock of GVI upon the terms and subject to the conditions of this Agreement; and

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section   1.1........Defined   Terms.  Capitalized  words  and
phrases used and not otherwise defined in this Agreement shall have the following meanings:

                  "ACM" shall mean any asbestos-containing materials.

                  "Affiliate" shall mean, with respect to any Person, (x) any Person controlling, controlled by or under common control with, whether by virtue of ownership or otherwise, such Person and (y) any spouse, parent or sibling of any such Person who is a natural person, and any ancestor or lineal descendent of such spouse, parent or sibling. For purposes of this Agreement, Affiliates of GVI shall include, but not be limited to, (i) any partners, members or shareholders, as the case may be (other than in their capacity as shareholders of GVI or of any company whose stock is publicly traded, where such shareholders do not control such company) of GVI or any Subsidiary, (ii) the managing agent of the Owned Real Property, if any, and any of the shareholders, members or partners, if any, as the case may be, of the managing agent (other than in their capacity as shareholders of any company whose stock is publicly traded, where such shareholders do not control such company) and (iii) any Person which would constitute an Affiliate of any Person described above pursuant to clause (x) or (y) above.

                  "Affiliated Group" shall mean any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

                  "Agreement" is defined in the preamble.

                  "Amended Articles" shall mean the Articles of Amendment to the Articles of Incorporation of GVI to be filed with the Department of Commerce of the State of Utah, substantially in the form set forth as Exhibit 2.

                  "Approved Accountant" shall mean one of the so-called "Big Six" accounting firms or such other independent certified public accountant of nationally recognized standing selected by the Person required to deliver the applicable Financial Statements and other reports specified herein, which Approved Accountant shall be approved by CSFB, which approval shall not be unreasonably withheld, delayed or conditioned.

                  "Assets" is defined in Section 4.9.

                  "Balance Sheet" shall mean the unaudited consolidated balance sheet of GVI and the Subsidiaries as of March 31, 1998.

                  "Benefit Plan" shall mean any employment, consulting severance or other similar contract, arrangement or policy, and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, supplemental unemployment benefits, material vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees beneficiary association" as defined in Section 501(c)(9) of the Code providing any of such benefits), or for deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights, stock purchases or awards and any other material form of incentive compensation or post-retirement insurance compensation or benefits, including any Employee Benefit Plan which is entered into maintained, contributed to or required to be contributed to or with respect to which any liability is borne, as the case may be, by GVI or an ERISA Affiliate, or under which GVI or any ERISA Affiliate could incur any material liability, and which covers any employee or former employee of GVI or an ERISA Affiliate whether or not subject to ERISA.

                  "Board" is defined in Section 7.6.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required or permitted by law to close.

                  "Business Plans" is defined in Section 4.7.

                  "CSFB" is defined in the preamble.

                  "CSFB's Consultant" shall mean EMG Consultants, or such other similarly qualified person reasonably satisfactory to CSFB.

"CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss.9601, et seq.), as the same may be amended from time to time.

                  "Closing" is defined in Section 3.1.

                  "Closing Date" shall mean the date of execution and delivery of this Agreement.

                  "Closing Period" is defined in Section 7.7(b).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "Common Stock" is defined in Section 4.3(a).

                  "Company Stock" shall mean the Common Stock and the Preferred Stock.

                  "Confidential Information" is defined in Section 7.1.

                  "Consents and Releases" shall mean the Consents and Releases set forth as Exhibit 3.1 hereto.

                  "Contracts" shall mean all agreements, contracts, commitments, undertakings, instruments, indentures, Leases, Licenses, authorizations, concessions and franchises, oral or written, to which GVI or any Subsidiary is a party, an obligor or a beneficiary.

                  "Control" (and the correlative terms "controlled by" and "controlling") shall mean the power to direct the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

                  "Default Rate" shall mean a rate per annum equal to nine and one-half percentage points (9.5%) in excess of the Treasury Rate.

                  "Demand Registration" is defined in Section 7.4(a).

                  "Designated Officer" shall mean, in the case of a corporation, the chief financial officer of such corporation or such other officer of such corporation as is fully familiar with the financial affairs of such corporation and is approved by GVI. In the case of a partnership, such officer of such partnership's managing general partner as satisfies the first sentence of this definition. In the case of a limited liability company, such officer of such limited liability company's managing member as satisfies the first sentence of this definition.

                  "Designee" is defined in Section 9.8.

                  "Easements" is defined in Section 4.10(b).

                  "Employee Benefit Plan" shall mean any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).


                  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

                  "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, right-of-way, restriction (other than legal restrictions under the Securities Act and corollary state securities laws), encumbrance or other right of a third party.

                  "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of noncompliance or violations, investigations or proceedings arising under any Environmental Law or any permit issued under any such Environmental Law (hereinafter "Designated Claims") including, without limitation, (a) any and all Designated Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Designated Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental   Laws"  shall  mean   CERCLA;   The   Resource
Conservation  and  Recovery  Act,  42 U.S.C.  ss.1601,  et seq.;  The  Hazardous
Substances Transportation Act, 49 U.S.C. ss.1801, et seq.; The Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.11001, et seq.; The Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq.; The Clean Air Act, 42 U.S.C.. ss.7401 et seq., The Clean Water Act, 33 U.S.C. ss.1251 et seq.; The Safe Drinking Water Act, 42 U.S.C. ss.300 et seq.; as any of the foregoing may be amended from time to time; and any other federal, state and local laws or regulations, codes, statutes, orders, decrees, judgments or injunctions, now or hereafter issued, promulgated, approved or entered thereunder, relating to pollution, contamination or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, buildings or facilities) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which, together with the GVI or a Subsidiary of the GVI would be deemed to be a "single employer" within the meaning of Sections 414(b),
(c), (m) or (o) of the Code.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Fiduciary" has the meaning set forth in ERISA Section 3(21).

                  "Financial  Statements" shall mean the documents  described in
(i) Section 4.7(a) and attached hereto as Exhibit 4.7 and (ii) Section 7.2.

                  "Financing" shall mean any financing, underwriting, offering, capital transaction or similar transaction of, by or in respect of GVI or any Subsidiary.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as of the effective date of the applicable financial report.

                  "Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  "GVI" is defined in the preamble.

                  "GVI's Advisors" is defined in Section 4.27.

                  "Hazardous Substances" shall mean asbestos, ACM, PCBs, urea-formaldehyde and urea-formaldehyde foam insulation, nuclear fuel or waste, petroleum products and any hazardous waste, toxic substance, related components, related constituents, pollutant or contaminant, including, without limitation, any substance defined or treated as a "hazardous substance", "extremely hazardous substance" or "toxic substance" (or comparable term) in any applicable Environmental Law and any other material which may give rise to Environmental Costs.

                  "Improvements" is defined in Section 4.10(a).

                  "Indemnified Party" is defined in Section 8.2.

                  "Indemnifying Party" is defined in Section 8.2.

                  "Independent Director" shall mean a person who is not at the time of appointment, and has not been at any time in the preceding five years,
(i) a director, officer, member, employee or partner of GVI or any Affiliate of GVI; (ii) a customer, supplier or other Person who derives more than ten percent (10%) of his/her/its purchases or revenues from his/her/its activities with GVI or any Affiliate of GVI; (iii) a Person controlling or under common control with any such director, officer, member, employee, partner, customer, supplier or other Person or (iv) a member of the immediate family of any such director, officer, member, employee, partner, customer, supplier or other Person.

                  "Intangible Rights" is defined in Section 4.18.

                  "InterCompany  Transaction"  has  the  meaning  set  forth  in
Section 1.1502-13 of the Treasury Regulations promulgated under the Code.

                  "Issuance" is defined in Section 7.10.

                  "knowledge" shall mean for the purpose of this Agreement the actual knowledge of the Person in question, after having made due inquiry. If any entity with respect to which this term would be applicable is a corporation, knowledge of such entity shall refer to actual knowledge of its officers or directors after having made due inquiry. If any such entity is a partnership, knowledge of such entity shall refer to actual knowledge of each of its partners (directly or indirectly), after having made due inquiry. If any such entity is a limited liability company, knowledge of such entity shall refer to actual knowledge of its managing members after having made due inquiry.

                  "Lease" shall mean any lease, sublease or sub-sublease, letting, License, concession or other agreement (whether now or hereafter in
effect)   entered   into  by  GVI  or  any   Subsidiary   (or   its   respective
predecessor-in-interest) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any real property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                  "Leased Real Property" is defined in Section 4.10(b).

                  "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or actually known to GVI, at any time in force.

                  "Licenses" shall mean all licenses (including Licenses for Intangible Rights), Permits, certificates of public convenience, orders, and other authorizations of any entity or federal, state, local, territorial and foreign Governmental Authority, and all agencies thereof possessed by or granted to the GVI or any Subsidiary.

                  "Management Agreement" shall mean, the agreement pursuant to which Manager is to provide management and other services.

                  "Manager" shall mean U.S. Golf Management, Inc. or such other manager as shall be approved by CSFB in accordance herewith.

                  "Material Adverse Effect" shall mean any event or condition that has a material adverse effect on (i) the business, assets, prospects, properties, profits, operations or condition (financial or otherwise) of GVI or any Subsidiary or (ii) the ability of GVI or any Subsidiary to perform its obligations under this Agreement.

                  "Multi-employer  Plan"  has the  meaning  set  forth  in ERISA
Section 3(37).

                  "Net Operating Income" shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

                  "New Common Stock" is defined in Section 4.3(b).

                  "New Preferred Stock" is defined in Section 4.3(b).

                  "New Stock" shall mean the New Common Stock and the New Preferred Stock, collectively.

                  "Notice of Redemption" means the Notice of Redemption of Series A Preferred Stock provided by GVI to the Persons set forth on Schedule 1.

                  "Offer" is defined in Section 7.7(a).

                  "Offer Period" is defined in Section 7.7(b).

                  "Organizational Documents" shall mean, with respect to any Person who is not a natural person, the certificate or articles of incorporation, memorandum of association, articles of association, trust agreement, by-laws, partnership agreement, limited partnership agreement, certificate of partnership or limited partnership, limited liability company articles of organization, limited liability company operating agreement or any other organizational document, and all shareholder agreements, voting trusts and similar arrangements with respect to its stock, partnership interests, membership interests or other equity interests.

                  "Owned Real Property" is defined in Section 4.10(a).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA.

                  "PCBs" shall mean polychlorinated biphenyls.

                  "Permits" shall mean all approvals, consents, registrations, franchises, permits, Licenses, variances, certificates of occupancy and other authorizations with regard to zoning, landmark, ecological, environmental, air quality, subdivision, planning, building or land use required by any Governmental Authority for the construction, lawful occupancy and operation of the Improvements and the actual and contemplated uses thereof.

                  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "Piggyback Registration" is defined in Section 7.4(c).

                  "Preferred Stock" shall mean the Series A Preferred and Series D Preferred.

                  "Prohibited Transaction" shall mean a prohibited transaction as described under Section 406 of ERISA or Section 4975 of the Internal Revenue Code which is not the subject of a statutory exemption under Section 408(b) of ERISA or an administrative exemption granted pursuant to Section 408(a) of ERISA.

                  "Provider" is defined in Section 7.1.

                  "Recipient" is defined in Section 7.1.

                  "Registrable Securities" shall mean all or any portion of the Stock and any additional securities of GVI acquired by CSFB.

                  "Registration Statement" is defined in Section 7.4(a).

                  "Regulations" is defined in Section 4.17.

                  "Related Party" shall mean any of the Persons described in clauses (a)(ii) and (a)(iii) of Section 9.4.

                  "Reportable Event" has the meaning set forth in ERISA Section 4043.

                  "Representative" shall mean any officer, director, principal, agent, employee, counsel, consultant, independent auditor or actuary or other representative of a Person.

                  "Restructuring" shall mean the restructuring of the capitalization of GVI such that all outstanding shares of Series A Preferred shall have been redeemed; the Amended Articles shall have been filed with the Department of Commerce of the State of Utah; and all of the capital stock of GVI shall be duly and validly authorized and issued and fully paid and nonassessable.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Security Interest" shall mean any mortgage, pledge, lien, encumbrance, charge, or other security interest.

                  "Series A Preferred" is defined in Section 4.3(a).

                  "Series D Preferred" is defined in Section 4.3(a).

                  "Shareholder Consent" shall mean the Action by Written Consent of Certain Shareholders dated June 9, 1998, a true and correct copy of which is set forth as Exhibit 1.1 hereto.

                  "Stock" shall mean the 13,433,528 shares of Common Stock of GVI transferred to CSFB pursuant to this Agreement, together with any additional securities issued in respect thereof (whether as a result of a stock split, combination, dividend, distribution, or otherwise) or otherwise issued by GVI to CSFB.

                  "Subsidiaries" shall mean each corporation or other Person as to which GVI directly or indirectly (including through one or more Subsidiaries) owns a majority of the outstanding shares of stock or other ownership interests having voting power under ordinary circumstances to elect directors of such corporation or other Persons performing similar functions for such entity, and "Subsidiary" means any one of the foregoing.

                  "Tax" or "Taxes"  shall mean any  federal,  state,  local,  or foreign income, gross receipts, License, payroll, employment, excise, ad valorem, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, impost, duty, assessment, levy or charge of any kind whatsoever, including any interest, penalty, addition thereto, or additional amount imposed by any taxing authority with respect thereto, whether disputed or not.

                  "Tax Return" shall mean any return, filing, questionnaire, information return or other document required to be filed, including, without limitation, requests for extensions of time, filings made with estimated tax payments, claims for refund and amended returns that may be filed, for any period with any taxing authority (whether domestic or foreign) in connection with any Tax (whether or not a payment is required to be made with respect to such filing).

                  "Treasury Rate" shall mean a rate per annum equal to the yield, as of the related determination date, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%)) of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such determination date to June 1, 2001, as determined in good faith by GVI on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by CSFB.

                  Section  1.2.......Principles of Construction.  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                                   ARTICLE II

                                TRANSFER OF STOCK

                  Subject to the terms and conditions of this Agreement, GVI shall transfer, assign and convey to CSFB, and CSFB shall accept from GVI, on the Closing Date, 13,433,528 shares of the Stock. To the extent that the audited financial statements of GVI for the quarterly period including the Closing Date (which audited financial statements shall be delivered to CSFB within one business day of GVI's receipt thereof, and shall be acceptable to CSFB as to accuracy and completeness) indicate that at the Closing Date, 24.9% of the outstanding equity securities of GVI was greater than 13,433,528 shares of Common Stock, then GVI shall issue to CSFB (or its designee) such additional number of shares of Stock such that the aggregate number of shares issued to CSFB or its permitted assigns pursuant to this Agreement shall equal 24.9% of the outstanding equity securities of GVI as at the Closing Date.

                                   ARTICLE III

                                     CLOSING

                  Section 3.1.......Closing.  Unless the parties otherwise agree in writing, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 9:00 a.m. local time on the Closing Date at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038.

                  Section  3.2.......GVI's  Deliveries  at the  Closing.  At the
Closing:

                  (a) GVI shall deliver to CSFB certificate(s) registered in the name of CSFB evidencing 13,433,528 shares of the Stock, free and clear of any Encumbrances of any nature whatsoever, with requisite stock transfer tax stamps, if any, attached.

                  (b) GVI shall cause to be delivered to CSFB the legal opinions of Ray, Quinney & Nebeker, Rubin Baum Levin Constant & Friedman, and Haynes and Boone, LLP, special counsel to GVI, addressed to CSFB and dated the Closing Date, in form and substance reasonably satisfactory to CSFB.

                  (c) GVI shall cause to be delivered to CSFB (x) the Shareholder Consent, duly executed by the requisite number of shareholders of capital stock of GVI (a true and complete list of such shareholders is set forth on Exhibit 1.2), (y) the Consents and Releases, duly executed by each holder set forth on Exhibit 3.2 and (z) copies of all documentation GVI is required to and plans to file with any Governmental Authority in order to effectuate the Restructuring (including, without limitation, the Amended Articles and the Shareholder Consent).

                  (d) GVI shall deliver to CSFB such additional documents, certificates, payments, assignments, transfers and other deliveries as CSFB or CSFB's counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.

                  Section  3.3.......CSFB's  Actions  at  the  Closing.  At  the
Closing:

                  (a) CSFB shall deliver to GVI such documents, certificates, payments, assignments, transfers and other deliveries as GVI or GVI's counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF GVI

                  GVI hereby represents and warrants to CSFB as follows:

                  Section 4.1....... [Intentionally Omitted] .

                  Section  4.2.......Organization of GVI. GVI is duly organized, validly existing and in good standing as a corporation under the laws of the State of Utah and has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets. GVI is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business or its ownership or use of property makes such qualification necessary, except where the failure so to qualify would not have a Material Adverse Effect. True, correct and complete copies of the Organizational Documents of GVI, as in effect on the date hereof, have previously been delivered to CSFB.

                  Section  4.3.......Capital  Stock.  (a) GVI has authorized (i)
25,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), 10,068,538 shares of which are issued and outstanding and none of which are reserved for future issuance; (ii) 10,000,000 shares of preferred stock (A) 350,000 of which have been designated as Series A Preferred Stock, par value $0.001 per share ("Series A Preferred"), 24,780 shares of which are issued and outstanding and which are subject to redemption pursuant to the Notice of
Redemption, (B) 350,000 of which have been designated as Series B Preferred Stock, par value $0.001 per share, none of which are outstanding, (C) 136,093 of which have been designated as Series C Preferred Stock, par value $0.001 per share, none of which are outstanding, and (D) 8,000,000 of which have been designated as Series D Preferred Stock, par value $0.01 per share ("Series D Preferred"), 6,672,578 shares of which are issued outstanding; and no shares of any other class or series of capital stock are authorized, issued or outstanding. The chart attached as Schedule 4.3(a) hereto accurately and completely sets forth the capitalization of GVI as of the date hereof.

                  (b) Immediately after the filing of the Amended Articles with the Department of Commerce of the State of Utah:

                           (i) GVI shall have authorized (A) 100,000,000 shares of common stock, par value $0.001 per share ("New Common Stock"), 54,493,237 of which shall be reserved for future issuance and 5,594,235 of which shall be issued and outstanding; and (B) 10,000,000 shares of preferred stock ("New Preferred Stock"), par value $0.001 per share, none of which shall be designated, issued or outstanding; and no shares of any other class or series of capital stock shall be authorized, issued or outstanding.

                           (ii) Each share of New Stock shall have been duly and validly authorized; and each outstanding share of New Stock shall have been duly and validly authorized and issued and fully paid and non-assessable.

                           (iii) Each share of New Stock shall be free and clear of all Encumbrances, including, without limitation, any agreement, understanding or restriction affecting the voting rights or other incidents of record or beneficial ownership pertaining to the Stock.

                  (c) Each share of Stock issued to CSFB on the Closing Date is fully paid and non-assessable and is, and each share of Stock to be issued shall be, duly and validly authorized and issued. Each share of Stock is free and clear of all Encumbrances, including, without limitation, any agreement, understanding or restriction affecting the voting rights or other incidents of record or beneficial ownership pertaining to the Stock.

                  (d) Except as set forth on Schedule 4.3(d), there are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for, nor any plans or agreements of any character providing for the purchase, issuance or sale of, any equity interests of GVI. There are no restrictions upon the voting or transfer of any Company Stock pursuant to GVI's Organizational Documents or any agreement or other instrument to which GVI is a party or by which GVI is bound.

                  Section  4.4.......Subsidiaries.  Schedule  4.4  sets  forth a complete and accurate list of all of the Subsidiaries. Schedule 4.4 also contains the jurisdiction of incorporation or formation of each of the Subsidiaries, each jurisdiction in which each Subsidiary is qualified or otherwise authorized to do business, the number of shares of capital stock or other equity interests of each Subsidiary issued and outstanding and the percentage ownership interest of GVI in each Subsidiary. All outstanding shares of capital stock and other equity interests of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable. Except as set forth on Schedule 4.4, all such outstanding shares or interests are owned by GVI free and clear of any Encumbrances, including, without limitation, any agreement, understanding or restriction affecting the voting rights or other incidents of record or beneficial ownership pertaining to such shares or interests. Except as set forth on Schedule 4.4, there are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible into or exchangeable for, nor any plans or agreements of any character providing for the purchase, issuance or sale of, any equity interests of any Subsidiary. Schedule
4.4 sets forth a complete and accurate list of all agreements and other instruments pursuant to which GVI or any Subsidiary is obligated or required, under any circumstance, to make contributions to the capital of any Subsidiary. Each Subsidiary is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate, partnership or limited liability company or other power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, and is duly qualified to do business and in good standing as a foreign entity in each of the jurisdictions listed in Schedule 4.4, which are the only jurisdictions where, by virtue of its businesses carried on or properties owned or used, it is required to be so qualified, other than those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect. True, complete and correct copies of the Organizational Documents of each Subsidiary, as in effect on the date hereof, have previously been delivered to CSFB.

                  Section   4.5.......Authorization.   GVI  has  all   necessary
corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including, without limitation, effecting the Restructuring) and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including, without limitation, effecting the Restructuring) and to perform its obligations hereunder and thereunder (including, without limitation, pursuant to the Restructuring). This Agreement has been duly executed and delivered by GVI and, assuming the due execution and delivery thereof by the other parties thereto, is a legal, valid and binding obligation of GVI, enforceable against GVI in accordance with its terms.

                  Section  4.6.......No  Conflicts  or  Violation.  Neither  the
execution and delivery of this Agreement by GVI, or any other document to be executed in connection with the transactions contemplated hereby will (a) violate or conflict with any of the provisions of the respective Organizational Documents of GVI or any Subsidiary, (b) with or without the giving of notice or the lapse of time or both, violate or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under any Contract or other instrument to which GVI or any Subsidiary is a party or by which either or GVI or any Subsidiary is bound or to which any of their respective properties or assets is subject, (c) result in the creation of any Security Interest or the loss of any License or other contractual right or (d) violate or conflict with any provision of any Regulations to which GVI or any Subsidiary is subject.

                  Section 4.7.......Financial  Statements. (a) GVI has delivered to CSFB copies of the following financial statements, attached hereto as Exhibit 4.7(a):

                  (i) the audited consolidated and consolidating balance sheets of GVI and the Subsidiaries, as at December 31, 1996 and December 31, 1997 and at March 31, 1995, March 31, 1996 and March 31, 1997 and related statements of income and retained earnings and changes in financial position for the fiscal years ended on those dates, together with supporting schedules and the reports thereon of BDO Seidman LLP (in the case of those balance sheets and related statements as at December 31, 1996 and 1997) and Jones, Jenson & Co. (in the case of those balance sheets and related statements as at March 31, 1995, March 31, 1996 and March 31, 1997), certified public accountants; and

                  (ii) the unaudited consolidated and consolidating balance sheets of GVI and the Subsidiaries, as at March 31, 1996, March 31, 1997 and March 31, 1998 and at July 2, 1995, July 2, 1996 and July 2, 1997 and related statements of income and retained earnings and changes in financial position for the three-month periods ended on those dates, together with supporting schedules, certified by the chief financial officer of GVI.

                  (b) All of such financial statements and notes thereto have been prepared in accordance with GAAP during the periods involved, and present fairly the financial condition and results of operations of GVI and each of the Subsidiaries at such dates and for such periods. Except as disclosed in Schedule 4.7(b), there is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of GVI that is not reflected or reserved against in the Balance Sheet, other than liabilities incurred in the ordinary course of business since December 31, 1997 which in the aggregate do not and could not have a Material Adverse Effect. Schedule 4.7(b)(i) is a true, correct and complete list of certain liabilities of GVI and the Subsidiaries as of the Closing Date. Schedule 4.7(b)(ii) is a true, correct and complete list of all unsecured debt of GVI as of the Closing Date.

                  (c) The  projections  and  budgets of GVI  attached  hereto as
Exhibit 4.7(c) (the "Business Plans") have been prepared in good faith based upon reasonable assumptions and present fairly GVI's management's best estimates of the financial condition and results of operations of GVI for the periods presented.

                  Section   4.8.......Absence  of  Certain  Changes.  (a)  Since
December 31, 1997 there has been no Material Adverse Effect or any event or development involving a prospective Material Adverse Effect of either or GVI or any Subsidiary.

                  (b) Except as set forth in Schedule 4.8, since December 31, 1997, each of GVI and each Subsidiary has operated its businesses only in the ordinary course of business consistent with past practice and the Business Plans and:

                  (i)  neither  GVI  nor  any  Subsidiary   has  sold,   leased,
         transferred, or assigned any of its assets, tangible or intangible, other than for fair consideration in the ordinary course of business;

                  (ii) neither GVI nor any Subsidiary has entered into any agreement, Contract, Lease, or License (or series of related agreements or Contracts) either involving more than $100,000 or outside the ordinary course of business;

                  (iii) neither GVI nor any Subsidiary has entered into any Management Agreement other than those set forth on Schedule 4.11(a), and neither GVI nor any Subsidiary has amended or in any way modified any existing Management Agreement;

                  (iv) neither GVI nor any Subsidiary has entered into any Contract, agreement or other arrangement with any Affiliate of GVI or any such Subsidiary;

                  (v) no party (including any of GVI and the Subsidiaries) has accelerated, terminated, modified, or canceled any agreement or Contract (or series of related agreements or Contracts) involving more than $25,000 to which any of GVI and the Subsidiaries is a party or by which any of them is bound;

                  (vi) neither GVI nor any Subsidiary has imposed any Security Interest upon any of its assets, tangible or intangible other than the Security Interests, except as approved by CSFB;

                  (vii) neither GVI nor any Subsidiary has made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the ordinary course of business;

                  (viii) neither GVI nor any Subsidiary has made, recommended or announced or agreed to any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the ordinary course of business including any merger, consolidation or other business combination;

                  (ix) neither GVI nor any Subsidiary has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligations;

                  (x) neither GVI nor any Subsidiary has delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

                  (xi) neither GVI nor any Subsidiary has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the ordinary course of business;

                  (xii) neither GVI nor any Subsidiary has granted any License or sublicense of any rights under or with respect to any Intangible Rights or has otherwise transferred or granted any rights with respect thereto;

                  (xiii) there has been no change made or authorized in the Organizational Documents of GVI or any Subsidiary;

                  (xiv) neither GVI nor any Subsidiary has issued, sold, or otherwise disposed of any of its capital stock or other equity interests, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any equity interest;

                  (xv) neither GVI nor any Subsidiary has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock or other equity interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock or other equity interests;

                  (xvi) neither GVI nor any Subsidiary has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property which has had or will have a Material Adverse Effect;

                  (xvii) neither GVI nor any Subsidiary has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

                  (xviii) neither GVI nor any Subsidiary has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xix) neither GVI nor any Subsidiary has (A) granted any increase in the base compensation of any of its directors, officers, and employees or (B) granted or announced any general increase in the wages, salaries, compensation, bonuses, incentives, commissions, pension or other benefits payable by GVI or the Subsidiaries to its employees;

                  (xx) neither GVI nor any Subsidiary has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xxi) neither GVI nor any Subsidiary has made any other change in employment terms for any of its directors, officers, and employees outside the ordinary course of business;

                  (xxii) neither GVI nor any Subsidiary has made or pledged to make any charitable or other capital contribution;

                  (xxiii) there has been no institution of any litigation, action or proceeding before any Governmental Authority relating to GVI, the Subsidiaries or the transactions contemplated hereby;

                  (xxiv) there has been no increase in any promotional or advertising expenditures except in the ordinary course of business or any other change in GVI's or the Subsidiaries' policies or practices with respect thereto;

                  (xxv) there has been no change in the annual accounting period of GVI or the Subsidiaries or any change in any accounting method thereof;

                  (xxvi) there has not been any transaction outside the ordinary course of business involving any of GVI and the Subsidiaries or any other occurrence, event, incident, action, or failure to act which could individually, or in the aggregate, have a Material Adverse Effect;

                  (xxvii) neither GVI nor any Subsidiary has made any payment or contribution to any Employee Benefit Plan of GVI, any of the Subsidiaries or any ERISA Affiliate (as defined in Section 414(b) or
         (c) of the Code); and

                  (xxviii)   neither  GVI  nor  any  Subsidiary  has  agreed  or
         committed to do any of the foregoing.

                  Section 4.9.......Title to Assets.  Except for such defects in title which individually or in the aggregate would not have a Material Adverse Effect, each of GVI and each Subsidiary has good and marketable title to or valid and subsisting leasehold interests to all properties and assets (real and personal, tangible and intangible) that (i) are reflected on its books and the Balance Sheet or (ii) have been acquired in the ordinary course of business since the date of the Balance Sheet and would have been required to be reflected on the Balance Sheet if acquired on or prior to the date of the Balance Sheet, excluding in each case assets that have been disposed of in the ordinary course of business (collectively, the "Assets"). Except as reflected on the Balance Sheet or as set forth in Schedule 4.9, none of the Assets is subject to any Encumbrance, other than Encumbrances which would not have a Material Adverse Effect. The Assets are in the aggregate in good operating condition and repair (normal wear and tear excepted) and are suitable for the purposes for which such Assets are presently being used.

                  Section 4.10......Real Property. (a) Schedule 4.10(a) attached hereto contains an accurate and complete list of all real property (x) owned in whole or in part by GVI or any Subsidiary (the "Owned Real Property") and (y) subject to a Lease to which GVI or any Subsidiary is a party (the "Leased Real Property"), and includes the name of the record title holder thereof and a list of all indebtedness secured by an Encumbrance thereon. Except as set forth on
Schedule 4.10(a), each of GVI and the Subsidiaries has good and marketable title in fee simple to all the Owned Real Property, and a good and valid leasehold interest in all Leased Real Property, in each case free and clear of all Encumbrances. All of the buildings, structures and appurtenances situated on the Owned Real Property and Leased Real Property (collectively, the "Improvements") are in good operating condition and, given normal wear and tear, are in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are presently being used except where the failure to be in such condition would not have a Material Adverse Effect. With respect to each Improvement, GVI or one of the Subsidiaries has adequate rights of ingress and egress for operation of the business of GVI or such Subsidiary in the ordinary course. No condemnation proceeding is pending or, to the knowledge of GVI or any Subsidiary, threatened which would preclude or impair the use of any Owned Real Property or Leased Real Property by GVI or any of the Subsidiaries, as the case may be, of the purposes for which it is currently used.

                  (b) All easements, cross easements, Licenses, air rights, and rights-of-way or other similar property interests (collectively, "Easements"), if any, necessary for the full utilization of the Owned Real Property and the Leased Real Property for their respective intended purposes have been obtained, and are described on Schedule 4.10(b), and are in full force and effect without default thereunder. Each Owned Real Property and Leased Real Property has, or will, have direct rights of access to public ways (through public or private roads) and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each of the Owned Real Property and Leased Real Property are located either in the public right of way abutting such property (which are connected so as to serve such property without passing over other property) or in recorded easements serving such property set forth on Schedule 4.10(b). All roads necessary for the use of the Owned Real Property and Leased Real Property for their respective current purposes have been or will be completed and available for public use.

                  (c) Each parcel of Owned Real Property and Leased Real Property is either not situated in a flood hazard area as defined by the Federal Insurance Administration or is covered by flood insurance in accordance with the mortgage encumbering such property. Portions of the Owned Real Property and Leased Real Property consist of filled in land.

                  (d) To the best knowledge of GVI or any Subsidiary, except as may be disclosed on Schedule 4.10(d), each parcel of the Owned Real Property and Leased Real Property complies in all material respects with all applicable Legal Requirements. To the best knowledge of GVI or any Subsidiary, any zoning or subdivision approval is based on no real property, or rights appurtenant thereto, other than the Owned Real Property and the Leased Real Property. The Owned Real Property and Leased Real Property as improved and used is not in material violation of any recorded and, to the best knowledge of GVI or any Subsidiary, unrecorded covenants, conditions or restrictions of any kind or nature affecting all or any part of the Owned Real Property or the Leased Real Property or any interest therein of either the Owned Real Property or the Leased Real Property. To the best knowledge of GVI or any Subsidiary, the Improvements can be fully rebuilt in the event of casualty or destruction thereof under the Permits applicable to the Owned Real Property and the Leased Real Property, subject, however, to non-discretionary requirements of any Governmental Authority. No amendment or change in any Permit and no amendment or change in zoning or any other land use control is being sought or obtained by GVI or any Affiliate of GVI with respect to any of the Owned Real Property, the Leased Real Property or the Improvements.

                  (e) To the best knowledge of GVI or any Subsidiary, except as may be disclosed on Schedule 4.10(e), all Permits required by any Governmental Authority for the operation of the Improvements and the actual and contemplated uses thereof or otherwise required to be in compliance with any Environmental Laws have been obtained. The copy of the certificate of occupancy for any of the Owned Real Property and the Leased Real Property delivered to CSFB is a true and correct copy of the certificate of occupancy for such property, and such certificate is in full force and effect and is not subject to any conditions or limitations other than those of general applicability to all certificates of occupancy for similar properties in the applicable jurisdiction. GVI has heretofore delivered to CSFB true, correct and complete copies of each material Permit.

                  (f) There are no pending or, to the best knowledge of GVI or any Subsidiary, threatened actions, suits or proceedings to revoke, attack, invalidate, rescind or modify the zoning of any Owned Real Property or Leased Real Property, or any material Permits issued with respect to any Owned Real Property, Leased Real Property, or any part of either thereof, or asserting that such Permits or the zoning of any Owned Real Property or Leased Real Property does not permit the use of any such property as currently used.

                  (g) GVI has not received any notice of, and to the best knowledge of GVI or any Subsidiary there does not exist, any actual, proposed or threatened exercise of the power of eminent domain or other taking by any Governmental Authority of all or any portion of any Owned Real Property, Leased Real Property, or any interest therein or any right of access thereto.

                  (h) The Improvements have suffered no casualty or damage which has not been fully repaired.

                  (i) No Owned Real Property or part thereof is subject to any purchase options or other similar rights in favor of third parties except as set forth on Schedule 4.10(j).

                  (j) To the best knowledge of GVI or any Subsidiary, there are no material encroachments on the Owned Real Property or the Leased Real Property and the Improvements do not encroach upon any Easement, other interest in real property, any adjoining land or adjoining street, except as set forth on
Schedule 4.10(k).

                  (k) To the best knowledge of GVI or any Subsidiary, there are no structural defects in any Improvements existing on the Owned Real Property or the Leased Real Property or material defects to the building systems thereof except as set forth on Schedule 4.10(l).

                  Section  4.11......Contracts;  Compliance with Contracts.  (a)
Schedule 4.11(a) lists the following Contracts:

                  (i) any agreement (or group of related agreements) for the lease of any personal property (whether tangible or intangible) to or from any Person providing for lease payments in excess of $25,000 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to any of GVI and the Subsidiaries, or involve consideration in excess of $25,000;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which GVI or any Subsidiary has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which GVI or any Subsidiary has imposed a Security Interest on any of its respective assets, tangible or intangible;

                  (v)  any    agreement     concerning     confidentiality    or
         noncompetition;

                  (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of the current or former directors, officers, and employees of GVI or any Subsidiary;

                  (vii) any collective bargaining agreement;

                  (viii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

                  (ix) any agreement under which GVI or any Subsidiary has advanced or loaned any amount to any of its directors, officers, and employees;

                  (x) any agreement which imposes a right of first refusal, option or other restriction with respect to any Asset of GVI or the Subsidiaries;

                  (xi) any agreement which is a loan or advance to, or investment in, any Person or an agreement, contract or commitment relating to the making of any such loan, advance or investment or is an outstanding commitment for capital expenditure;

                  (xii) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

                  (xiii) any Lease;

                  (xiv)  any Management Agreement;

                  (xv)   any License; or

                  (xvi) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000.

                           (b)......GVI has  delivered  to  CSFB a  correct  and
complete copy of each written agreement listed in Schedule 4.11(a) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 4.11(a). With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and (iii) no party has repudiated any provision of the agreement.

                           (c)......Except as  disclosed  on  Schedule  4.11(c),
each of GVI and the Subsidiaries is in compliance with all terms and provisions of all Contracts to which it is a party or by which it or any of its Assets or businesses may be bound or affected and all such Contracts are valid and binding in accordance with their terms and in full force and effect, and no breach or default by GVI or the Subsidiaries or event which, with notice or lapse of time or both, could constitute a monetary or other breach or default by GVI or the Subsidiaries or which would permit termination, modification, or acceleration thereunder, exists with respect thereto, and no party thereto has given notice or asserted to GVI or the Subsidiaries that GVI or the Subsidiaries, as the case may be, is in default thereunder or that there exists any event which would permit termination, modification or acceleration thereof and to the best knowledge of GVI and the Subsidiaries, no other party thereto is in monetary or other breach or default thereunder, except such Contracts the breach, default or invalidity of which do not, individually or in the aggregate, amount to $100,000 or more.

                           (d)......No Contract has  as a party an Affiliate  of
GVI unless such Contract contains market rate terms and conditions including fees which are no less favorable than would be available to GVI by a third party which is not an Affiliate of GVI. Except as set forth on Schedule 4.11(d), all fees and other compensation for services previously performed under each Contract have been paid in full.

                  Section 4.12......[Intentionally Omitted].

                  Section 4.13. No Powers of Attorney. Neither GVI nor any Subsidiary has any powers of attorney or comparable delegations of authority outstanding.

                  Section  4.14.  Accounts  Receivable.  Except  as set forth in
Schedule 4.14, the accounts and notes receivable of GVI and the Subsidiaries reflected on the Balance Sheet, and all accounts and notes receivable arising subsequent to the date of the Balance Sheet, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) to GVI's knowledge, are not subject to any valid set-off or counterclaim, (iv) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the Balance Sheet, and (v) are not the subject of any actions or proceedings brought by or on behalf of GVI or any Subsidiary. Schedule 4.14 sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of GVI and the Subsidiaries. All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for GVI or a Subsidiary, as the case may be, a perfected Security Interest in the related collateral, have been taken.

                  Section   4.15......Consents   and   Approvals.   No  consent,
approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other third party is required to be made or obtained by GVI in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except (i) such as have been obtained or made, (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not have a Material Adverse Effect and (iii) as expressly required in connection with the Restructuring and set forth on Schedule 4.15.

                  Section 4.16......Litigation.  Except as set forth on Schedule
4.16, (i) there are no actions, suits, proceedings, arbitrations, tenant disputes, labor disputes or governmental investigations pending, or, to the best knowledge of GVI or any Subsidiary, threatened in writing against or affecting GVI, any Subsidiary, or, to the best knowledge of GVI or any Subsidiary, any Owned Real Property or Leased Real Property and there is no litigation (A) which, if successful, could have a Material Adverse Effect, or (B) which, if successful, could adversely affect the use of, operations at or capital improvements being made at any Owned Real Property or Leased Real Property; (ii) neither GVI nor any Subsidiary are operating under or subject to any order, writ, injunction, decree or demand of any court or any Governmental Authority and (iii) no actions, suits, proceedings or arbitrations are pending or, to the best knowledge of GVI or any Subsidiary, threatened against GVI or any Subsidiary which involve claims, damages or sums of money not covered (including all applicable deductibles) by insurance. Certain of the actions, suits, proceedings, hearings, and investigations set forth in Schedule 4.16 could result in a Material Adverse Effect, and such actions are so identified on such Schedule. Except as set forth on Schedule 4.16, none of GVI, any Subsidiary, nor the directors and officers (and employees with responsibility for litigation matters) of GVI and the Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of GVI and the Subsidiaries.

                  Section  4.17......Compliance  with Law; Permits and Licenses.
(a) Except as set forth in Schedule 4.17(a), each of GVI and each Subsidiary is in compliance with all, and has not received notice of any unremedied violation of any, applicable laws, rules, regulations, orders, writs or decrees of any court or any Governmental Authority (collectively, "Regulations") except where such instances of non-compliance or violation would not have a Material Adverse Effect.

                  (b) Except as set forth in Schedule 4.17(b), each of GVI and each Subsidiary holds all governmental or regulatory Licenses, Permits and authorizations necessary for the ownership and conduct of its business as now constituted in each of the jurisdictions in which its business is presently being conducted or operated, and such governmental or regulatory Licenses, Permits and authorizations are in full force and effect.

                  Section  4.18......Proprietary Rights. (a) To GVI's knowledge, except as set forth in Schedule 4.18(a), each of GVI and each Subsidiary owns, or has valid rights to use the trademarks, trade names, patents, logos, logo types, type styles, copyrights, trade secrets, proprietary information, Licenses and computer software programs (including, without limitation, the source codes and user and system documentation thereto) that are necessary in all material respects, or are in use, for the conduct of the business of GVI and each Subsidiary as presently being conducted (collectively, "Intangible Rights").

                  (b) Except as set forth in Schedule 4.18(b), neither GVI nor any Subsidiary has received written notice or, to the knowledge of GVI or any Subsidiary, oral notice, that GVI or any Subsidiary is or may be infringing or misappropriating any trademark, trade name, copyright, trade secret, proprietary information, valid patent or other intangible property right, or otherwise lacks the right to use, in the manner currently used, any of the Intangible Rights, where such infringement, misappropriation or lack of right to use would have a Material Adverse Effect.

                  (c) Except as set forth in Schedule 4.18(c), each of GVI and each Subsidiary has ownership and possession of the source code and user and system documentation for all computer programs in which rights are included in the Intangible Rights.

                  Section 4.19......Taxes.

                  (a) Each of GVI and each Subsidiary has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of GVI and the Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither GVI nor any Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of GVI and the Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of GVI and the Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Each of GVI and each Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) No director or officer (or employee responsible for Tax matters) of any of GVI and the Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any of GVI and the Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of GVI and the Subsidiaries has knowledge. Schedule 4.19(c) lists all federal, state, local, and foreign income Tax Returns filed with respect to any of GVI and the Subsidiaries for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. GVI has delivered to CSFB true, correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of GVI and the Subsidiaries since December 31, 1994.

                  (d) Neither GVI nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) The unpaid Taxes of GVI and the Subsidiaries did not, as of December 31, 1997, exceed the reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto).

                  (f) Neither GVI nor any Subsidiary has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither GVI nor any Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. Each of GVI and the Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Neither GVI nor any Subsidiary is a party to any Tax allocation or sharing agreement. Neither GVI nor any Subsidiary (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the GVI) or (B) has any liability for the Taxes of any Person (other than any of GVI and the Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (g) Neither GVI nor any Subsidiary has applied for and not yet received a ruling or determination from a taxing authority regarding a past or prospective transaction of GVI or any Subsidiary.

                  Section 4.20......Safety and Other Regulations.  Except as set
forth in Schedule 4.20, GVI and the Subsidiaries are in compliance with all applicable Regulations relating to equal employment opportunity and employee safety in all jurisdictions in which GVI or the Subsidiaries are presently operating their business, except where failure to be in compliance would not have a Material Adverse Effect.

                  Section  4.21......Environmental  Matters. Except as disclosed on Schedule 4.21, (i) no Hazardous Substances are now or have ever been located, produced, used, stored, treated, transported, incorporated, discharged, emitted, released, deposited or disposed of in, upon, under, over or from any Owned Real Property or Leased Real Property in a manner that may give rise to any actual or potential liability to pay response costs or other damages, losses or expenses or otherwise violate any Environmental Laws; (ii) no Hazardous Substances are currently located, stored or used at any Owned Real Property or Leased Real
Property; (iii) no Hazardous Substances have been discharged, released or emitted, upon or from any Owned Real Property or Leased Real Property into the environment and no threat exists of a discharge, release or emission of a Hazardous Substance upon or from any Owned Real Property or Leased Real Property into the environment, which discharge, release or emission, in either case, would subject the owner of such property to any damages, penalties or liabilities under any applicable Environmental Laws; (iv) no Owned Real Property or Leased Real Property has ever been used as or for a mine, a landfill, a dump or other disposal facility or a gasoline service station; (v) no underground storage tank is now located on or in any Owned Real Property or Leased Real Property or if previously located therein has been removed therefrom in compliance with all applicable Environmental Laws and any clean-up of the surrounding soil in connection therewith has been completed; (vi) no asbestos, ACM, materials containing ureaformaldehyde, or transformers, capacitors, ballasts or other equipment that contain PCBs are located about any Owned Real Property or Leased Real Property; (vii) no Owned Real Property or Leased Real Property has been used by GVI or any Affiliate or, to the best knowledge of GVI or any Subsidiary, after reasonable investigation, any other person or entity (including any prior owner of any Owned Real Property or Leased Real Property) as a permanent or temporary treatment, storage or disposal site for any Hazardous Substance; (viii) no violation of any Environmental Law now exists or has ever existed in, upon, under, over or from any Owned Real Property or Leased Real Property, no notice of any such violation or any alleged violation thereof has been issued or given by any Governmental Authority, and there is not now nor has there ever been any investigation or report involving any Owned Real Property or Leased Real Property by any Governmental Authority which in any way relates to Hazardous Substances; (ix) no Person has given any notice of or asserted any claim, cause of action, penalty, cost or demand for payment or compensation, whether or not involving any injury or threatened injury to human health, the environment or natural resources, resulting or allegedly resulting from any activity or event described in clauses (i)-(viii) above and to the knowledge of GVI or any Subsidiary, no basis for such a claim exists; (x) there are not now, nor to the best knowledge of GVI or any Subsidiary have there ever been, any actions, suits, proceedings or damage settlements relating in any way to Hazardous Substances, in, upon, under, over or from any Owned Real Property or Leased Real Property; (xi) no oral or written notification of a Release (as such term is defined in 42 U.S.C. ss.9601(22)) of any Hazardous Substances has been filed by or on behalf of GVI through authorized employees or agents and no

Owned Real Property or Leased Real Property is listed in the United States Environmental Protection Agency's List of Hazardous Waste Sites or any other list of Hazardous Substance sites maintained by any federal, state or local governmental agency; (xii) there are no environmental liens on any Owned Real Property or Leased Real Property, and, to the best knowledge of GVI or any Subsidiary, no governmental actions have been taken or are in process which could subject any Owned Real Property or Leased Real Property to such liens;
(xiii) GVI has not transported or arranged for the transportation of any Hazardous Substances to any location which is listed or proposed for listing under CERCLA or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations; (xiv) no environmental or engineering investigations, studies, audits, tests, reviews or other analyses have been conducted by or are in the possession of GVI or its Affiliates in relation to any Owned Real Property or Leased Real Property which have not been provided to CSFB; and (xv) to the best knowledge of GVI or any Subsidiary, any such reports do not contain any untrue statements of a material fact or omit to state a material fact necessary to make any statement contained therein or herein, in light of the circumstances under which such statements were made, not misleading. Neither GVI nor any Subsidiary nor, to the knowledge of GVI or any Subsidiary, any prior owner or lessee of any property now or previously owned or leased by GVI or any Subsidiary, has handled any Hazardous Substances on any property now or previously owned or leased by GVI or any Subsidiary; and, without limiting the foregoing, (i) no PCBs are or have been present, (ii) no asbestos is or has been present, (iii) there are no underground storage tanks, active or abandoned, and (iv) no Hazardous Substance has been released in a quantity reportable under, or in violation of, any Environmental Law, at, on or under any property now or previously owned or leased by GVI or any Subsidiary, during any period that GVI or a Subsidiary owned or leased such property or, to the knowledge of GVI and the Subsidiaries, prior thereto.

                  Section  4.22......Labor  Matters.  (a) Except as set forth in
Schedule 4.22(a), neither GVI nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by them.

                  (c) Except as set forth on Schedule 4.22(b), (i) each of GVI and each Subsidiary is and has been in compliance with all federal, state and other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not and has not been engaged in any unfair labor practice, except where the failure to so comply would not have a Material Adverse Effect; (ii) no unfair labor practice complaint against GVI or any Subsidiary is pending before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving GVI or any Subsidiary; (iv) no grievance which would have a Material Adverse Effect exists;
(v) no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; (vi) no collective bargaining agreement is currently being negotiated by GVI or any Subsidiary; and
(vii) neither GVI nor any Subsidiary has experienced any labor difficulty which could have a Material Adverse Effect. Neither GVI nor any Subsidiary has committed any unfair labor practice.

                  (c)......To  the knowledge of any of GVI and the  Subsidiaries and the directors and officers (and employees with responsibility for employment matters) of GVI and the Subsidiaries, no executive, key employee, or group of employees has any plans to terminate employment with any of GVI and the Subsidiaries. None of GVI, the Subsidiaries, and the directors and officers (and employees with responsibility for employment matters) of any of GVI and the Subsidiaries has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of GVI or any Subsidiary.

                  Section 4.23......Insurance.  GVI has provided CSFB with true, complete and correct copies of each insurance policy (including, without limitation, policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of GVI and the Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 10 years.

                  With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) none of GVI, the Subsidiaries nor any other party to the policy is in breach or default thereof (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof, except where the failure to comply with the foregoing would not be expected to have a Material Adverse Effect. Each of GVI and the Subsidiaries has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Schedule
4.23 describes any self-insurance arrangements affecting any of GVI and the Subsidiaries.

                  Section  4.24......Employee  Benefits.  (a) Schedule 4.24 sets forth each Benefit Plan that GVI, any Subsidiary or any ERISA Affiliate maintains, or to which any of GVI, any Subsidiaries or any ERISA Affiliate contributes or is required to contribute, or under which any employee or former employee of GVI, a Subsidiary or any ERISA Affiliate receives or is entitled to receive benefits. Except as set forth on Schedule 4.24:

                  (i) Each such Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  (ii) All required reports and descriptions (including, without limitation, Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Benefit Plan. The requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and of Section 4980B and Chapter 100 of the Code have been met with respect to each such Benefit Plan which is an Employee Welfare Benefit Plan.

                  (iii) All contributions to each such Benefit Plan which is an Employee Pension Benefit Plan for any period ending on or before the Closing Date have been paid or accrued in accordance with the past custom and practice of GVI and the Subsidiaries. All premiums or other payments with respect to all periods ending on or before the Closing Date have been paid with respect to each such Benefit Plan which is an Employee Welfare Benefit Plan.

                  (iv) Each such Benefit Plan which is an Employee Pension Benefit Plan and which is intended to be a "qualified plan" under Code
         Section 401(a) meets the requirements of such Section and has received a current favorable determination letter from the Internal Revenue Service.

                  (v) The market value of assets under each Benefit Plan which is an Employee Pension Benefit Plan subject to Title IV of ERISA (other than any Multi-employer Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with methods, factors, and assumptions that would be used by the PBGC for the purpose of valuing benefits under such Employee
         Pension Benefit Plan if it were to terminate on the date of such determination.

                  (vi) GVI has delivered to the CSFB correct and complete copies of the following with respect to each Benefit Plan: all plan documents and summary plan descriptions; the most recent determination letter (if any) received from the Internal Revenue Service; the three most recent Form 5500 Annual Reports (including all schedules and attachments thereto); the most recent actuarial valuation report (if any); and all related trust agreements, insurance contracts, and other funding agreements through which benefits are provided.

                  (b) Except as set forth on Schedule 4.24, with respect to each Employee Benefit Plan:

                  (i) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi-employer Plan) has been completely or partially terminated and no proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multi-employer Plan) has been instituted or threatened.

                  (ii) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of GVI, any Subsidiary and the directors and officers (and employees with responsibility for employee benefits matters) of GVI and the Subsidiaries has any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                  (iii) None of GVI and the Subsidiaries has incurred, and none of GVI, the Subsidiaries and the directors and officers (and employees with responsibility for employee benefits matters) of GVI and the Subsidiaries has any reason to expect that any of GVI and the Subsidiaries will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan.

                  (iv) There have been no Reportable Events with respect to any such Employee Benefit Plan that is subject to Title IV of ERISA, and the consummation of the transactions contemplated hereby shall not constitute a Reportable Event.

                  (c) None of GVI and the Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multi-employer Plan or has any liability (including withdrawal liability) under any Multi-employer Plan.

                  (d) Except to the extent required by Code Section 4980B, neither GVI nor any Subsidiary maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents, or has any liability for any such benefits, other than as set forth on Schedule 4.24.

                  Section   4.25......Interests  in  Clients,   Suppliers,  Etc.
Neither GVI, the Subsidiaries, nor any officer or director of GVI or any Subsidiary possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any entity which is a client, supplier, customer, lessor, lessee or competitor or potential competitor of GVI or any Subsidiary. Ownership of securities of a company whose securities are registered under the Exchange Act of 10% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 4.25.

                  Section  4.26......Guaranties.  Neither GVI nor any Subsidiary
is a guarantor for any liability or obligation (including indebtedness) of any other Person.

                  Section  4.27......Brokers.  Other than Curt  Newman and GVI's counsel Ray, Quinney & Nebeker, Rubin Baum Levin Constant & Friedman, and Haynes and Boone, LLP (collectively, "GVI's Advisors"), GVI has not employed, and is not subject to any valid claim of, any broker, finder, investment banker, consultant or other intermediary in connection with the transactions contemplated by this Agreement who will be entitled to a fee or commission in connection with such transactions. GVI is solely responsible for any payment, fee or commission that may be due to GVI's Advisors in connection with the transactions contemplated hereby.

                  Section 4.28......Liabilities.  Neither GVI nor any Subsidiary
has any liabilities or other obligations that arose or accrued prior to the date hereof and that are not being discharged that, either individually or in the aggregate, could have a Material Adverse Effect. GVI has no secured indebtedness other than (i) unsecured indebtedness of up to $14,000,000, (ii) short-term unsecured indebtedness incurred in the ordinary course of GVI's business, and
(iii) other indebtedness expressly approved in writing by CSFB in its sole discretion.

                  Section  4.29......Disclosure.  All material facts relating to
GVI and the Subsidiaries and their respective businesses have been disclosed to CSFB in this Agreement. No statement of fact made by GVI in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein not misleading. There is no material fact presently known to GVI or any Subsidiary which has not been disclosed to CSFB which adversely affects, nor as far as GVI or any Subsidiary can foresee, might adversely affect the business, operations or condition (financial or otherwise) of GVI and the Subsidiaries.

                  Section 4.30......Restructuring. (a) The filing of the Amended
Articles with the Department of Commerce of the State of Utah as contemplated by the Shareholder Consent and the actions set forth on Schedule 4.30(a) are the only actions necessary to effect the Restructuring.

                  (b) Exhibit 1.2 is a true, correct and complete list of all shareholders of GVI, and their respective holdings of Company Stock, who have executed and delivered the Shareholder Consent, and such shareholders' aggregate holdings of Company Stock constitutes a sufficient number of shares required under applicable Regulations to effect the Restructuring. After giving effect to the actions set forth on Schedule 4.30(a), GVI shall have all necessary power and authority to file the Amended Articles with the Department of Commerce of the State of Utah.

                  (c) Exhibit 3.2 is a true, correct and complete list of all shareholders of GVI who have delivered Consents and Releases to GVI. Exhibit 3.1 is a true, correct and complete copy of each Consent and Release delivered to GVI. Each such Consent and Release (i) was duly executed and delivered and each Person executing such Consent and Release had all requisite power, authority and capacity to do so, and (ii) is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

                                    ARTICLE V

                             [Intentionally Omitted]

                                   ARTICLE VI

                                CERTAIN COVENANTS

                  Section  6.1.......Payment  of Expenses.  GVI will,  at and in connection with the Closing and at all times thereafter, pay all costs and fees incurred by CSFB in connection with the preparation, negotiation, consummation, execution, administration, repayment, collection and enforcement of this Agreement, and any approval, consent, amendment, modification or waiver related thereto. Without limiting the generality of the foregoing, GVI will pay:

                  (a) all fees and expenses of legal counsel to CSFB in connection with the foregoing;

                  (b)      all fees, expenses and costs of the Restructuring;

                  (c) all taxes and recording fees and expenses, including, without limitation, stamp and/or mortgage taxes and transfer taxes, if any; and

                  (d) all fees and out-of-pocket expenses incurred by CSFB, including all expenses of CSFB and its respective agents and representatives, in connection with any default hereunder or the collection or enforcement thereof.

                  Section  6.2.......Further Action.  Each of GVI and CSFB shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the transactions contemplated by this Agreement (including, without limitation, the Restructuring). Upon the terms and subject to the conditions of this Agreement, each of the parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including, without limitation, the Restructuring).

                  Section  6.3.......Restructuring.  As promptly as practicable,
GVI shall take or cause to be taken all of the actions set forth on Schedule 4.30(a). Within one business day of the termination of any required waiting periods under applicable Regulations, GVI shall file or cause to be filed the Amended Articles with the Department of Commerce of the State of Utah and shall as promptly as practicable thereafter deliver to CSFB a certified copy thereof. Notwithstanding Section 6.2 above, GVI covenants to take all such actions as CSFB may request in order to effect the Restructuring.

                                   ARTICLE VII

                    ACTIONS BY GVI AND CSFB AFTER THE CLOSING

                  Section 7.1.......Confidentiality. (a) Each of GVI, on the one
hand, and CSFB, on the other hand, hereby agrees that (i) all non-public information supplied to it by the other party hereto or any Affiliate or Representative of such other party, whether conveyed orally, in written or automated format, or otherwise, including but not limited to any and all trade secrets, processes, surveys, technology, information, technical data, marketing plans and strategies, policy and product information, product attributes, operating procedures, financial information, financial projections and similar data, including without limitation such of the foregoing with respect to CSFB, GVI, the business of CSFB or the business of GVI generally (collectively, the "Confidential Information"), will not be used by GVI or any Subsidiary, on the one hand, and CSFB, on the other hand, except in connection with the performance of their respective obligations under this Agreement or in connection with any services provided for or on behalf of CSFB (in the case of GVI and the Subsidiaries) or of GVI (in the case of CSFB) and (ii) it will keep the Confidential Information strictly confidential other than (1) to the extent required by statute, rule, regulation or judicial process and (2) to its counsel and other advisors (who shall also be bound by the confidentiality provisions of this Section 7.1).

                  For  purposes  of this  Section  7.1,  the  term  Confidential
Information shall not include information which (w) becomes generally available to the public other than as a result of disclosure by the recipient of any Confidential Information (the "Recipient") or its employees, agents or Representatives, (x) was available to the Recipient prior to its disclosure by the party which provided such Confidential Information (the "Provider") or its employees, agents or Representatives, (y) becomes available to the Recipient from a source other than the Provider or its employees, agents or Representatives, provided, that such source is not bound by a confidentiality agreement with, or on behalf of the Provider, or (z) is otherwise required to be disclosed by law. Each of GVI, on the one hand, and CSFB, on the other hand, will inform the other party hereto of any efforts to compel disclosure of Confidential Information and afford such other party the opportunity to defend such efforts or to obtain appropriate protective orders. Each of GVI and CSFB shall assist the other party hereto in obtaining assurances that any such compelled disclosure will receive confidential treatment and will use best efforts to restrict the disclosure, circulation and publication of Confidential Information so disclosed. None of CSFB, on the one hand, and GVI or any Subsidiary, on the other hand, shall, in any manner, use any Confidential Information with respect to GVI, in the case of CSFB, and CSFB and any of its Affiliates, in the case of GVI or any Subsidiary, and any of its Affiliates to obtain any advantage, pecuniary or otherwise, for itself or for any other Person.

                  (b) GVI shall cause to be delivered to CSFB, and CSFB shall cause to be delivered to GVI, promptly upon request, all copies of any Confidential Information and any other material, whether in written or automated format, containing or reflecting any Confidential Information to the extent it is practical to do so, and will not retain any copies, extracts, or other reproductions in whole or in part of such material.

                  Section 7.2.......Reporting Requirements.

                  (a) GVI shall cause the following financial statements and documentation to be delivered to CSFB at the time and in the form and manner referenced below:

                           (i) audited statements of financial position (balance sheet) of each Subsidiary as of the close of each fiscal year of such Subsidiary, and of income and retained earnings, changes in financial position and cash flows for such fiscal year, which statements shall be duly certified by the Designated Officer to fairly represent the financial condition of such Subsidiary as of the date thereof and to have been prepared in accordance with GAAP and accompanied by an opinion of the Approved Accountant (which opinion shall be unqualified and shall not contain any "statement of emphasis") to the effect that such financial statements present fairly, in all material respects, the financial condition of such Subsidiary as of the end of the fiscal year being reported on and that the results of the operations and cash flows for said year are in conformity with GAAP, consistently applied, and that the examination of the Approved Accountant in connection with such financial statements has been conducted in accordance with GAAP and included such tests of the accounting records and such other auditing procedures as the Approved Accountant deemed necessary in the circumstances;

                           (ii) an unaudited quarterly balance sheet of each Subsidiary and statement of profits and losses, such quarterly financial statements to be certified by a Designated Officer to fairly represent the financial condition of such Subsidiary as of the date thereof and to have been prepared in accordance with GAAP;

                           (iii) unaudited monthly and quarterly operating statements showing all revenues, expenses and net cash flow (including a calculation of Net Operating Income) for the applicable calendar month or quarter and such other matters as CSFB shall reasonably require, which monthly and quarterly operating statements shall be certified by a Designated Officer to be true, correct and complete in all material respects and shall be prepared on a cash basis;

                           (iv) a schedule of all accounts payable at the end of each month, certified by a Designated Officer to be true, correct and complete in all material respects; and

                            (v) such other reports and information which CSFB reasonably requires certified by a Designated Officer to be true, correct and complete in all material respects.

                  (b) The statements referred to in paragraph (i) of Section 7.2(a) above shall be delivered to CSFB within ninety (90) days after the last day of each fiscal year of GVI. The statements referred to in paragraph (ii) and paragraph (iv) of Section 7.2(a) above shall be delivered to CSFB within forty-five (45) days after the last day of each calendar quarter. The reports referred to in paragraph (iii) above shall be delivered to CSFB within thirty
(30) days after the last day of each calendar month. All Financial Statements shall be in form and substance reasonably satisfactory to CSFB.

                  Section 7.3.......Access to Information. (a) After the Closing
Date, GVI shall cause GVI and the Subsidiaries to (i) afford the Representatives of CSFB access, during normal business hours, to the books and records of GVI and the Subsidiaries, (ii) furnish to the Representatives of CSFB such additional financial and other information regarding GVI and the Subsidiaries as CSFB may from time to time reasonably request and (iii) make available to CSFB the employees of GVI and the Subsidiaries whose assistance, testimony or presence is reasonably necessary to assist CSFB in evaluating or defending any such claims or in discharging such responsibilities or obligations, including the presence of such persons as witnesses in hearings or trials for such purposes, provided such assistance does not interfere with the normal operations of GVI or any Subsidiary or any of their respective Affiliates.

                  (b) GVI will provide CSFB with such cooperation and information as CSFB reasonably may request in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes, preparation for litigation or investigation of claims in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant Tax Returns, documents and records, or portions thereof, relating exclusively to GVI and the Subsidiaries. GVI shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. Any information obtained under this Section 7.3(b) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

                  Section 7.4.......Registration Rights.

                  (a) Demand Registration. CSFB may at any time and from time to time on an unlimited number of occasions make a written request (a "Demand Registration") to GVI that GVI file a registration statement or similar document under the Securities Act (a "Registration Statement") with the SEC with respect to any amount of Registrable Securities, provided, that CSFB may deliver such requests to GVI no more frequently than once in any six-month period. After receipt of each such notice, GVI shall, as soon as practicable but not later than sixty (60) days after receipt of any such notice, file a Registration Statement with the SEC to register the Registrable Securities subject to the Notice. If Registrable Securities are to be transferred pursuant to this Section 7.4(a) in an underwritten public offering, then CSFB in its written request to GVI shall name the managing underwriter or underwriters.

                  (b) Shelf Registration. As promptly as practicable, GVI shall file a registration statement on any appropriate form under the Securities Act for a public offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering up to and including all of the Registrable Securities (a "Shelf Registration Statement"). GVI shall use its best efforts keep any such Shelf Registration Statement continuously effective for the period beginning on the date on which such Shelf Registration Statement is declared effective and ending on the first date that there are no Registrable Securities. In lieu of filing a Shelf Registration Statement, the Company may otherwise file a post-effective amendment and/or supplement to any then-effective Shelf Registration Statement to allow the sale of such Registrable Securities pursuant to such Shelf Registration Statement.

                  (c)  Piggyback Registration.

                  (i) Whenever GVI proposes at any time to register any shares of Common Stock under the Securities Act (a "Piggyback Registration") (other than pursuant to Form S-8 or any successor form) and the registration form to be used may be used for the registration of shares of Stock, GVI will give prompt written notice to CSFB and any other holders of the Stock of its intention to effect such a registration, and will include in such registration all shares of Stock with respect to which GVI has received written requests for inclusion therein within 30 days after the date GVI's notice is received by such holders.

                  (ii) If the underwriter of the registered public offering shall advise GVI in writing that marketing factors require a limitation of the amount of securities to be underwritten, securities shall be included in such offering in the following priority: first, Registrable Securities subject to a Demand Registration pursuant to Section 7.4(a), if any; second, the Common Stock proposed to be registered by GVI; third, the Registrable Securities subject to written requests for inclusion pursuant to Section 7.4(c)(i), if any; and fourth, other securities for the account of holders other than holders of Stock, allocated among such holders in accordance with the priorities then existing among GVI and such holders. Any securities excluded pursuant to the provisions of this Section 7.4(c)(ii) shall be withdrawn from and shall not be included in such Piggyback Registration.

                  (d) Expenses. GVI shall pay, and shall reimburse CSFB for paying, any expenses incurred in connection with a Demand Registration or Piggyback Registration requested pursuant to this Section 7.4, including, without limitation, all registration, qualification, printing and accounting fees and all fees and disbursements of counsel for GVI and the reasonable fees and disbursements of CSFB's counsel.

                  (f) Registration Procedures. Whenever CSFB has requested that any Registrable Securities be registered pursuant to this Agreement, GVI will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto GVI will as expeditiously as possible:

                           (i) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective (provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, GVI will furnish to the holders of the shares of Stock covered by such Registration Statement copies of all such documents proposed to be filed);

                           (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers set forth in such Registration Statement;

                           (iii) furnish such seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                           (iv) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller;

                           (v) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, GVI will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                           (vii) use its best efforts to cause all such Registrable Securities to be listed on the NASDAQ Stock Market or on each securities exchange or trading system on which shares of the Common Stock are then listed;

                           (viii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                           (ix) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as CSFB, the holders of a majority of the Registrable Securities being sold, or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                           (x) subject to obtaining a confidentiality agreement in reasonably acceptable form, make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of GVI, and cause GVI's officers, directors, employees, independent accountants and attorneys to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                           (xi) comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of GVI's first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder;

                           (xii) permit any holder of Registrable Securities which holder, in its sole exclusive judgment, might be deemed to be an underwriter or a controlling person of GVI, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material relating to such holder, furnished to GVI in writing, which in the reasonable judgment of such holder and its counsel should be included; and

                           (xiii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement or sale in any jurisdiction, GVI will use its reasonable best efforts promptly to obtain the withdrawal of such order.

                  (e) Indemnification. GVI and its successors and assigns shall indemnify CSFB and its officers, directors and stockholders with respect to the Registrable Securities to be sold pursuant to any Registration Statement or prospectus hereunder and each person, if any, who controls CSFB within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement or prospectus.

                  Section  7.5.......Conduct  of Business.  GVI shall, and shall cause each Subsidiary to, use its respective best efforts to operate and carry on its business in compliance with all applicable law.

                  Section   7.6.......Board   of   Directors.   As  promptly  as
practicable and in any event no later than sixty days following the Closing, GVI shall take all actions necessary so that (i) at least two members of the board of directors of GVI (the "Board") are Independent Directors reasonably acceptable to CSFB and (ii) the Board establishes audit and compensation committees, to conduct the business generally conducted by such committees, each of which shall have at least a majority of Independent Directors as members. At CSFB's request, GVI shall take all actions necessary so that the number of members of the Board shall be increased to five, and thereafter CSFB, at its option, shall have the right, at any time for so long as CSFB holds any shares of Stock, to designate one director. CSFB shall have the right at any time after the Closing to attend all meetings of the Board as an observer. GVI shall provide CSFB with reasonable advance notice of meetings of the Board and with copies of all documents and materials furnished to the members of the Board in their capacity as directors.

                  Section 7.7.......Financings.

                  (a) In the event that GVI obtains a bona fide commitment from a third party to provide Financing, or such third party provides a term sheet to GVI containing all of the material terms of such Financing, or GVI otherwise desires to close any such Financing (any of the foregoing being hereinafter referred to as the "Offer"), then, GVI shall deliver to CSFB written notice of GVI's intent to close such Financing, together with a copy of the commitment, term sheet or any other documents and instruments setting forth the material terms of such Financing or, if delivery of any such documents is prohibited by the terms thereof, such other documentation as CSFB shall deem sufficient evidence of such Offer.

                  (b) CSFB shall have ten (10) days from the date of receipt of all of the information required to be delivered to CSFB under Section 7.7(a) above (the "Offer Period"), to notify GVI in writing of CSFB's interest in providing the Financing on the same material terms and conditions as are set forth in the Offer and which are no less favorable to GVI than those contained in the Offer. If CSFB gives notice to GVI during the Offer Period that CSFB does not desire to provide the Financing, or if CSFB fails to respond within the

Offer Period, GVI shall have one hundred and twenty (120) days from the date of receipt by GVI of such notice from CSFB or the expiration of the Offer Period if CSFB fails to respond, as the case may be (the "Closing Period"), to close the Financing on the same material terms as contained in the Offer.

                  (c) If CSFB notifies GVI in writing during the Offer Period that CSFB is interested in providing the Financing, CSFB and GVI shall have thirty (30) days (or such longer period of time as is necessary under the circumstances if GVI is acting in good faith) from the date of GVI's receipt of such written notice from CSFB to agree upon the terms and conditions of and close such transaction and the documentation thereof.

                  (d) If GVI fails to close the Financing with the third party lender prior to the expiration of the Closing Period, GVI shall be required to make a new offer to CSFB in accordance with the provisions of this Section 7.7 before GVI accepts any Financing from any other party.

                  (e) Any Financing must be consummated substantially in accordance with the terms and provisions of the documents provided to CSFB evidencing the Offer, or terms and provisions which are more favorable to GVI than such terms and provisions provided to CSFB, and in compliance with the requirements of this Section 7.7. In the event that the terms are modified by such third party prior to such closing to be less favorable to GVI, GVI shall re-submit such revised terms to CSFB for consideration under Section 7.7(a).

                  Section 7.8.......Equity  Transactions. For so long CSFB shall own shares of GVI, GVI shall provide CSFB with at least thirty days' prior written notice of any issuance, sale or other disposition of any of the capital stock or other equity interests of GVI (other than as expressly contemplated by Schedule 4.3) or any Subsidiary, and the material terms of such issuance, sale or disposition. CSFB shall have ten Business Days from the date of receipt of such notice to elect to participate in such issuance, sale or disposition on substantially the same material terms as set forth in GVI's notice to CSFB.

                  Section  7.9.......Certain  Actions. For so long as CSFB shall own shares of GVI, GVI shall not, without the prior written consent of CSFB, take or agree to take any of the following actions:

                  (i) acquire any real or personal property, or any services of any kind whatsoever, in exchange for an equity interest in GVI or any Subsidiary;

                  (ii) make any issuance, sale or other disposition of any equity interest in GVI or any Subsidiary to any Affiliates of GVI or of any Subsidiary; or

                  (iii) any of the actions contemplated by Section 4.8(b).

                  Section  7.10......Issuances  of  Reserved  Equity.  GVI shall provide  CSFB with written  notice of each  issuance of equity  contemplated  by
Schedule 4.3(d) (each, an "Issuance") within ten Business Days after each such Issuance. Each notice shall set forth the number of shares of Common Stock or other equity issued in connection with the Issuance, the Person to whom the equity was issued, and the material terms of the Issuance. CSFB shall have the option to subscribe, by payment of $0.001 per share, for up to 24.9% of the number of shares of Common Stock or other securities issued in each Issuance. CSFB shall exercise such option by (i) within 20 Business Days after CSFB's receipt of the notice described in the first sentence of this Section 7.10, giving GVI written notice of CSFB's intent to so subscribe, which notice shall set forth the number of shares to which CSFB intends to subscribe and the intended date of such subscription, and (ii) tendering the subscription price (the number of shares subscribed for multiplied by $0.001) to GVI. Within ten Business Days after the commencement of each calendar quarter, GVI shall provide CSFB with a written summary of all Issuances made by GVI in the preceding calendar quarter.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  Section  8.1.......Survival of Representations and Warranties.
The representations and warranties set forth in Article IV of this Agreement shall survive the Closing. Notwithstanding any right of CSFB (whether or not exercised) to investigate the affairs of GVI and the Subsidiaries or any right of any party (whether or not exercised) and to investigate the accuracy of the representations and warranties contained in this Agreement, CSFB has the right to rely fully upon the representations, warranties, covenants and agreements of GVI contained in this Agreement.


                    In addition to any other  indemnifications  provided herein, each of GVI and CSFB (as applicable, the "Indemnifying Party") shall protect, defend, indemnify and save harmless the other (and such other party's directors, officers, employees, agents, Affiliates, successors and assigns) (as applicable, the "Indemnified Party") from and against, on an after-tax basis, all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, attorneys' fees and disbursements), imposed upon or incurred by or asserted against the Indemnified Party by reason of (a) any representation or warranty made by the Indemnifying Party in this Agreement being false or misleading in any material respect as of the date such representation or warranty was made, (b) any failure on the part of the Indemnifying Party to perform or comply with any of the terms of this Agreement or (c) any Environmental Claim.

                  (b) The Indemnified  Party shall give the  Indemnifying  Party prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which the Indemnified Party has knowledge concerning any liability or damage as to which the Indemnified Party may request indemnification hereunder. The Indemnifying Party shall have the right to direct, at its own expense and through counsel of its own choosing, the defense or settlement of any such claim or proceeding; the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide the Indemnifying Party with access to the Indemnified Party's records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with and aid at the Indemnifying Party's request the Indemnifying Party in the defense or settlement thereof, and the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party's reasonable out-of-pocket expenses in connection therewith. If the Indemnifying Party elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Party consents in writing to such payment or unless the Indemnifying Party, subject to the last sentence of this subsection (b), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Party is entered against the Indemnified Party for such liability. If the Indemnifying Party shall fail to defend, or if, after commencing or undertaking any such defense, fails to prosecute or withdraws from such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this subsection (b) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof, and the Indemnifying Party shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

                  (c) Any amounts payable to any Indemnified Party by reason of the application of this Section 8.2 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of each Indemnifying Party under this Section 8.2 shall survive any termination, satisfaction, or assignment of this Agreement and the exercise by CSFB of any of its rights or remedies hereunder.

                    The Indemnified Party shall promptly give the Indemnifying Party written notice of any matter which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the loss, if known (or the maximum good faith estimate of the loss, if such estimate is possible), and the nature and basis of such claim or event, provided, however, that failure of an Indemnified Party to give notice as provided in this Section 8.3 shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure to give notice.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section  9.1.......Specific   Performance.   It  is  expressly
understood and agreed that the material breach of any covenant contained in this Agreement will result in irreparable injury to the other party and that therefore such other party shall be entitled to specific performance thereof.

                  Section  9.2.......Assignment.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by GVI without the prior written consent of CSFB; provided that CSFB may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, its rights and obligations under Section 7.4) to one or more Persons ("Assignees"; the term "Assignee" or "Assignees" shall, unless otherwise expressly indicated, include CSFB) and, upon such assignment to any such Assignee, be released from its rights and obligations as CSFB in respect of such portion of the Stock and this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

                  Section 9.3.......Notices. Any notice, report, demand or other instrument authorized or required to be given or furnished ("Notices") shall be in writing and shall be given as follows: (a) by hand delivery; (b) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; (c) by overnight nationwide commercial courier service; or (d) by telecopy transmission with a confirmation copy to be delivered by duplicate notice in accordance with any of clauses (a)-(c) above, in each case, to the party intended to receive the same at the following address(es):

                              If to GVI:    Golf Ventures, Inc.
                                            255 South Orange Avenue, Suite 1515
                                            Orlando, FL  32801
                                            Telephone:      (407) 245-7557
                                            Facsimile:      (407) 245-7585
                                            Attention:      Warren Stanchina

                         With copies to:    Haynes and Boone, LLP
                                            901 Main Street
                                            Suite 3100
                                            Dallas, TX 75202-3789
                                            Telephone:    (214) 651-5672
                                            Facsimile:    (214) 200-0607
                                            Attention:    J. Kirk Standly, Esq.

                                   and to:  Ray, Quinney & Nebeker
                                            7th Floor
                                            79 South Main Street
                                            Salt Lake City, UT  84111
                                            Telephone:     (801) 323-3359
                                            Facsimile:     (801) 323-9543
                                            Attention:     A.R. Thorup, Esq.


         If to CSFB:         Credit Suisse First Boston Mortgage Capital LLC
                             Principal Transactions Group
                             11 Madison Avenue
                             New York, New York 10010
                             Telephone:   (212) 325-2777
                             Facsimile:   (212) 325-8162
                             Attention:   Edmund Taylor

         with copies to:     Credit Suisse First Boston Mortgage Capital LLC
                             Legal & Compliance Department
                             11 Madison Avenue
                             New York, New York 10010
                             Telephone:  (212) 325-7951
                             Facsimile:  (212) 325-8220
                             Attention:  Colleen Graham, Esq.

         and to:             Cadwalader, Wickersham & Taft
                             100 Maiden Lane
                             New York, NY  10038
                             Telephone:    (212) 504-6000
                             Facsimile:    (212) 504-6666
                             Attention:    Louis J. Bevilacqua, Esq.
                           Fredric L. Altschuler, Esq.

Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 9.3. Notices shall be deemed to have been given on the date they are actually received; provided that the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery. Notice for either party may be given by its respective counsel.


                     GVI shall be fully and personally liable for any liabilities, costs, losses, damages, expenses (including, without limitation, reasonable attorneys' fees and disbursements, and court costs, if any), or claims suffered or incurred by CSFB (or any Indemnified Party) by reason of or in connection with the following:

                  (a) fraud or misrepresentation by (i) GVI, (ii) any direct or indirect member, shareholder, partner, principal, Subsidiary, or Affiliate of GVI, or (iii) any employee, officer, director, agent or representative or Affiliate of the Persons described in (i) or (ii);

                  (b) the gross negligence or willful misconduct of GVI;

                  (c) the breach of any representation, warranty, covenant or indemnification provision in this Agreement concerning Environmental Laws or Hazardous Substances; and

                  (d) the cost of enforcement of any of CSFB's rights or remedies hereunder or costs incurred in any bankruptcy or similar proceeding which may be brought by or against GVI.

                  Section 9.5 Limitation on Liability. In no event shall CSFB be liable to GVI for consequential damages, whatever the nature of a breach by CSFB of its obligations under this Agreement and GVI for itself and all Related Parties hereby waives all claims for consequential damages.

                  Section 9.6. Choice of Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

                  Section 9.7. Jurisdiction, Venue, Service of Process. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK. GVI HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. GVI IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO GVI AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 9.3 HEREOF. GVI HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF CSFB TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GVI IN ANY OTHER JURISDICTION.

                  Section 9.8. Appointment of Agent for Service of Process. GVI hereby generally consents to service of process at the offices of GVI located at 255 South Orange Avenue, Suite 1515, Orlando, Florida 32801, Attention: Warren Stanchina, or such office of GVI in Orlando, Florida as from time to time may be designated by GVI in writing to CSFB.

                  Section 9.9. Entire Agreement; Amendments and Waivers. This and all other documents furnished to CSFB in connection with this Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby, including without limitation, any letter of intent or loan commitment letter. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  Section 9.10. Counterparts; Headings. This Agreement may be executed in counterparts, each of which shall constitute an original, and which, when taken together, shall constitute but one instrument. The captions and headings of the various sections of this Agreement are for purposes of reference only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

                  Section 9.11. Severability. In the event that any of the covenants, agreements, terms or provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein shall be in no way affected or prejudiced thereby.

                           [NO FURTHER TEXT ON THIS PAGE]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.




                              CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC


                              By:  /s/ Michael Gough
                                     Name:   Michael Gough
                                     Title:  Vice President





                              GOLF VENTURES, INC.


                              By:  /s/ Warren Stanchina
                                     Name:    Warren Stanchina
                                     Title:   President